UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2018 (August 1, 2018)

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02.	Results of Operations and Financial Condition.
The information in this Item 2.02 and the disclosure incorporated by reference in Item 7.01 with respect to Exhibit 99.1 attached to this Current Report on Form 8-K are being furnished by Ellington Financial LLC (the "Company") pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended June 30, 2018.
On August 6, 2018, the Company issued a press release announcing its financial results for the quarter ended June 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 2.02 and the disclosure incorporated by reference in Item 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On August 1, 2018, the Board of Directors (the "Board") of Ellington Financial LLC (the "Company") appointed Lisa Mumford to serve on the Board, effective August 6, 2018. Ms. Mumford will serve as a member of the Board until the Company's next annual meeting of shareholders or until a successor is elected and qualified. There are no arrangements or understandings between Ms. Mumford and any other persons pursuant to which she was elected to serve on the Board.
Ms. Mumford served as the Company's Chief Financial Officer ("CFO") and the Chief Financial Officer of Ellington Financial Management LLC, the Company's external manager, from October 2009 through March 2018. Ms. Mumford also served as the Chief Financial Officer of Ellington Residential Mortgage REIT ("EARN") from April 2013 until March 2018. As CFO of the Company and EARN, Ms. Mumford managed all aspects of the accounting, internal control, and financial reporting processes. From August 2008 to October 2009, Ms. Mumford was Chief Financial Officer of ACA Financial Guaranty Corporation, or "ACA FG," where she oversaw all aspects of the finance and accounting operations. From 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer of ACA Capital Holdings, Inc., or "ACA," of which ACA FG was an operating subsidiary. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., where over her tenure she held the positions of Chief Financial Officer and Controller. She began her career as a staff accountant with Coopers & Lybrand in 1984, culminating in the role of Audit Supervisor at the time of her departure in 1988. Ms. Mumford is a member of the American Institute of Certified Public Accountants and holds a B.B.A. in Accounting from Hofstra University.
Ms. Mumford and the Company will enter into the Company's standard indemnification agreement in the form previously filed with the Securities and Exchange Commission providing for indemnification and advancement of expenses. In addition, Ms. Mumford will be compensated for her service on the Board in accordance with the Company's standard compensation policy for non-employee directors.
As previously disclosed, on March 30, 2018, Ms. Mumford entered into a retirement agreement (the "Retirement Agreement") with Ellington Management Group L.L.C. and certain of its affiliates, including the Company. Pursuant to the Retirement Agreement, Ms. Mumford's deferred cash compensation from her service as the Company's Chief Financial Officer will continue to vest, subject to certain conditions, through December 31, 2018, and the forfeiture restrictions on her restricted LTIP Units will lapse, subject to certain conditions, as originally scheduled on December 12, 2018, December 13, 2018 and December 12, 2019. In return, Ms. Mumford will make herself available to provide reasonable assistance to our Company through such dates.
Resignation of Director
In conjunction with Ms. Mumford's appointment, Michael W. Vranos resigned as a member of the Board, also effective August 6, 2018. Mr. Vranos has served as a member of the Board since 2007 and he continues to serve as the Company's Co-Chief Investment Officer. Mr. Vranos' resignation is not due to any disagreements with the Company on any of the Company's operations, policies or practices.

On August 6, 2018, the Company issued a press release relating to the appointment of Ms. Mumford as a director of the Company and the retirement of Mr. Vranos as a director of the Company and. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. Furthermore, Exhibit 99.2 furnished pursuant to Item 9.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.
The disclosure contained in Items 2.02 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith this Current Report on Form 8-K.

99.1	Earnings Press Release dated August 6, 2018
99.2	Press Release dated August 6, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date:	August 6, 2018	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Earnings Press Release dated August 6, 2018
99.2	Press Release dated August 6, 2018